QuickLinks -- Click here to rapidly navigate through this document
Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-124679
PROSPECTUS SUPPLEMENT (To Prospectus Dated May 9, 2005)	U.S.$3,000,000,000
Québec
Medium-Term Notes, Series A Due Nine Months or More from Date of Issue

We plan to offer and sell notes with the following terms:

•
Payments on the notes will be made in U.S. dollars or other currencies.

•
The notes will mature nine months or more from the date of issue.

•
If specified in a pricing supplement, the notes may be redeemed or repaid before their stated maturity at our option or that of holders of the notes.

•
The notes will have minimum denominations of U.S.$1,000 and integral multiples of U.S.$1,000 for higher amounts. We will specify the minimum denominations for notes denominated in another currency in the applicable pricing supplement.

•
Payments of principal of and any interest on the notes may be indexed to the rate or price of commodities, currencies or other indices.

•
The notes will be in book-entry form except in limited circumstances.

•
The notes will bear interest either at a fixed or floating rate. The floating interest rate formula may be based on one or more of the following:
– CD rate – CMT rate – Commercial paper rate – Federal funds rate – LIBOR – EURIBOR – Prime rate – Treasury rate – Other rate as specified in the applicable pricing supplement
•
Unless otherwise specified in a pricing supplement, we will pay interest on fixed rate notes on May 15 and November 15 of each year, or annually on each May 15. We will pay interest on floating rate notes on a monthly, quarterly, semi-annual or annual basis.

We will specify in the pricing supplement the final terms for each note. Those terms may differ from the terms described in this prospectus supplement.

Investing in the notes involves risks. See "Risk Factors" beginning on page S-3.

         Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of the securities or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

         We may sell notes to one or more Agents as principal for resale at varying or fixed offering prices or through one or more Agents using their reasonable efforts to sell the notes on our behalf. If we sell all of the notes which we have registered and which we have not already sold, we expect to receive proceeds of at least U.S.$1,947,556,216 after paying the Agents' discounts and commissions not exceeding U.S.$12,741,938. We may also sell notes without using any Agents and may accept offers to purchase notes through other dealers on the same terms and conditions that apply to purchases of the notes through the Agents. The Agents' discounts and commissions may be higher if the stated maturity of the notes exceeds 30 years.

Merrill Lynch & Co. Citigroup	Credit Suisse First Boston JPMorgan

The date of this prospectus supplement is November 10, 2005.

TABLE OF CONTENTS

Prospectus Supplement

INTRODUCTORY STATEMENT

 We intend to use this prospectus supplement, the attached prospectus and a related pricing supplement to offer our notes from time to time.

 The notes offered by this prospectus supplement and the prospectus constitute one or more separate series of our debt securities being offered by us from time to time and registered under registration statement No. 333-124679, which we have filed with the SEC, Washington, D.C. under the United States Securities Act of 1933, as amended (the "Securities Act").

 Under our agreement with the Agents, we will represent to the Agents, each time we accept an offer by the Agents to purchase notes, that the attached prospectus, this prospectus supplement, and any further amendment or supplement, including any document incorporated by reference, will not include any untrue statement of a material fact or omit to state any material fact necessary to make the other statements not misleading.

 This prospectus is not an offer to sell the notes, and it is not soliciting an offer to buy the notes in any jurisdiction where that offer or sale is not permitted.

RISK FACTORS

 Your investment in the notes is subject to certain risks. You should consult with your own financial and legal advisers about the risks of investing in the notes and the suitability of the notes for you in light of your particular circumstances. Before investing in the notes, you should consider carefully, among other factors, the matters described below.

 Notes indexed to interest rate, currency or other indices or formulas are more volatile than conventional debt securities.

 If you invest in notes indexed to one or more interest rates, currencies or other indices or formulas, you could be subject to significant risks not associated with a conventional fixed rate or floating rate debt security. These risks include fluctuations in the particular indices or formulas and the possibility that you will receive a lower amount of principal or interest, or none at all. You may also receive payments at different times than you expected. The value of an index can fluctuate based on a number of interrelated factors, including economic, financial and political events, in the United States, Canada or elsewhere, over which we have no control. In addition, if the formula used to determine amounts payable in respect of a note contains a multiplier or leverage factor, the effect of any change in the underlying index will be magnified. The values of many indices and formulas have been volatile and volatility in those and other indices and formulas may be expected in the future. You should not view the historical experience of an index as an indication of its future performance.

We may choose to redeem the notes when interest rates are low.

 If your notes are redeemable at our option, we may choose to redeem those notes at times when prevailing interest rates are relatively low. In that case, you generally will not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate as high as that of the notes.

There may be an uncertain trading market for your notes.

 We do not plan to have the notes listed on any securities exchange or included in any quotation system. We cannot assure you that a secondary trading market for your notes will ever develop or be maintained. Many factors independent of our creditworthiness may affect the trading market for your notes. These factors include:

•
the complexity and volatility of the index or formula applicable to your notes;

•
the method of calculating the principal, premium and interest in respect of your notes;

•
the time remaining to the stated maturity of your notes;

•
the outstanding amount of the notes;

•
the redemption features of your notes;

•
the amount of other debt securities linked to the index or formula applicable to your notes; and

•
the level, direction and volatility of market interest rates generally.

 In addition, some notes may be designed for specific investment objectives or strategies, and will therefore have a more limited trading market and experience more price volatility.

 There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive or your ability to sell your notes at all. Transaction costs in any secondary market could be high. You should not purchase notes unless you understand and know you can bear all of the investment risks relating to your notes.

Foreign currency notes and currency indexed notes are subject to risks related to exchange rates and exchange controls.

 Notes that are denominated or payable in a currency other than U.S. dollars ("foreign currency notes") have significantly more risk to United States residents than a similar investment in a security denominated and payable in U.S. dollars. Similarly, currency indexed notes have significantly more risk to United States residents than a similar investment in a non-currency indexed note. Some of these risks are:

•
the possibility of significant changes in rates of exchange between the U.S. dollar and the payment or index currency; and

•
the possibility of imposition or modification of foreign exchange controls by either the United States or foreign governments.

 Factors that generally affect these risks include economic, financial and political events and the supply and demand for the applicable currencies. Moreover, if payments on your foreign currency notes are determined by reference to a formula containing a multiplier or leverage factor, the effect of any change in the applicable exchange rates will be magnified. In recent years, exchange rates between some currencies have been highly volatile and volatility between those currencies or with other currencies may be expected in the future. However, fluctuations in any particular exchange rate in the past are not necessarily indicative of fluctuations that may occur in the future. Depreciation of your payment currency would result in a decrease in the U.S. dollar equivalent yield of your foreign currency notes, in the U.S. dollar equivalent value of the principal and any premium payable on the stated maturity or earlier redemption of your foreign currency notes and, generally, in the U.S. dollar equivalent market value of your foreign currency notes.

 Governmental exchange controls could affect exchange rates as well as the availability of your payment currency on a required payment date. Even if there are no exchange controls, it is possible that your payment currency will not be available on a required payment date for circumstances beyond our control. In that event, we will be allowed to satisfy our obligations in respect of your notes in U.S. dollars.

Exchange rates may affect the value of a judgment of a United States court involving foreign currency notes.

 Courts in the United States, other than in New York, would generally grant or enforce a judgment relating to an action based on foreign currency notes only in U.S. dollars. However, it is not clear whether in granting the judgment, the court would determine the rate of conversion with reference to the date of default, the date the judgment is rendered or some other date.

 Under section 27 of the New York Judiciary Law, a state court in New York would be required to render any judgment on a foreign currency note in the currency in which the note is denominated, and this judgment would be converted into U.S. dollars at the exchange rate prevailing on the date the judgment is entered. Holders of foreign currency notes would bear the risk of exchange rate fluctuations between the time the dollar amount of the judgment is calculated and the time the holders receive payment.

Our credit ratings may not reflect all risks of an investment in the notes.

 The credit ratings of our medium-term note program may not reflect the potential impact of all risks related to the structure and other factors on the value of your notes. Additionally, actual or anticipated changes in our credit ratings will generally affect the market value of your notes.

DESCRIPTION OF THE NOTES

 The terms described below supplement those described in the prospectus and, if the terms described below are inconsistent with those described in the prospectus, the terms described below are controlling. Please note that in this section entitled "Description of the Notes," references to we, our and us mean Québec. Also, references to the holders mean those who own notes registered in their own names, on the books that we or the fiscal agent maintain for this purpose, and not indirect holders who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company. The terms of the notes will be further described in the pricing supplement. If the terms described in the pricing supplement are inconsistent with those described here or in the prospectus, the terms described in the pricing supplement are controlling.

 We will issue the notes under a fiscal agency agreement, dated as of May 30, 2002 and supplemented on December 11, 2003, between us and Citibank, N.A., as fiscal agent. We are authorized to issue notes in an aggregate initial offering price of up to U.S.$3,000,000,000 at any one time outstanding, or the equivalent of that amount in other currencies. As of the date of this prospectus supplement, we have notes in an aggregate initial offering price of U.S.$1,039,701,846 outstanding. This prospectus supplement relates to up to $3,000,000,000 of notes that we have registered for offer and sale in the United States. We may increase these limits in the future if we determine that we wish to sell additional notes.

Governing Law

 The notes will be governed by the laws of Québec and Canada.

Place of Delivery

 The notes will be delivered in The City of New York.

Stated Maturity

 Each note will mature nine months or more from the date of issue, as determined by agreement between the Agents and us. We will specify the stated maturity of each note on the face of that note and in the pricing supplement.

Denominations

 Notes denominated in U.S. dollars will be issued in minimum denominations of U.S.$1,000 and integral multiples of U.S.$1,000 for higher amounts.

 The applicable pricing supplement will specify the authorized denominations of any foreign currency notes.

Form of Notes

 We will issue the notes in book-entry form (the notes will be represented by a global security) (a "Global Note") registered in the name of The Depository Trust Company ("DTC"), its nominee, or other depositary or its nominee (each note represented by a Global Note is referred to in this prospectus supplement as a "book-entry note"). The depositary or its nominee will be considered the owner of the Global Note for all purposes under the fiscal agency agreement and the book-entry notes.

 Book-entry notes represented by a Global Note will be exchangeable for notes represented by fully registered certificates without coupons (a "certificated note") as described below under "Description of the Notes — Book-Entry System".

 We will make payments of principal of and any premium or interest on a maturity date on each note to the person in whose name the note is registered on that maturity date in the register of the names and addresses of holders of notes maintained by us at the office of the fiscal agent. We discuss how these payment mechanics operate in the case of book-entry notes below under "Description of the Notes — Book-Entry System". In the case of certificated notes, we will make those payments in immediately available funds upon presentation of the note at the corporate trust office of the fiscal agent in

The City of New York, or any other office or agency maintained by us in The City of New York for the purpose of making those payments.

 We will pay interest due other than on a maturity date on each note to the holder at the close of business on the record date next preceding each interest payment date by check mailed to the address of the holder as it appears in the note register.

 However, a holder of U.S.$10,000,000 or more in aggregate principal amount of notes (whether having identical or different terms and provisions), will be entitled to receive payments of interest, other than on a maturity date, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the fiscal agent not less than ten days prior to the applicable interest payment date.

 For payments of principal of and any premium or interest on foreign currency notes, see "Special Provisions Relating to Foreign Currency Notes — Payment of Principal and Interest".

 Book-entry notes may be transferred or exchanged only through DTC. You may present certificated notes for registration of transfer or exchange at the corporate trust office of the fiscal agent in The City of New York.

Currency

 The notes will be denominated in U.S. dollars or in a foreign currency, as specified in the applicable pricing supplement. Foreign currencies include, but are not limited to, Canadian dollars and euros.

 In order to purchase a foreign currency note, you must pay for it in the foreign currency unless you have made other arrangements with an Agent or us.

Conversion by the Agent

 If you make a request to the Agent through which you are purchasing foreign currency notes, the Agent may arrange for the conversion of U.S. dollars into the foreign currency to enable you to pay for those notes. The Agent will make each conversion on terms and subject to the conditions, limitations, and charges that the Agent may from time to time establish in accordance with its regular foreign exchange practices. You will bear all costs of exchange.

Selling Restrictions

 We will not sell foreign currency notes in, or to residents of, the country issuing the foreign currency in which they are denominated where it is prohibited to do so.

Redemption

 The applicable pricing supplement will indicate either that:

•
a note will not be redeemable prior to its stated maturity; or

•
a note will be redeemable at our option on or after a specified date prior to its stated maturity at a specified price or prices, which may include a premium, together with accrued interest to the date of redemption.

 The applicable pricing supplement will also indicate whether we are obligated to redeem a note or repay a note at the option of the holder of the note. If we are so obligated, the applicable pricing supplement will state the period or periods within which we will redeem or repay the notes, at the price or prices and other terms and provisions of the obligation.

Original Issue Discount Notes

 We may issue the notes as original issue discount notes.

 An original issue discount note is a note that is issued at a price lower than its principal amount and which provides that upon redemption, repayment or acceleration of its stated maturity, an amount less than its principal amount will become due and payable.

 In the event of redemption, repayment or acceleration of the stated maturity of an original issue discount note, then the amount payable to the holder of the note will be determined in accordance with the terms of the note.

 A note issued at a discount may, for United States federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon redemption, repayment or acceleration of the stated maturity. See "Discussion of United States Tax Consequences — Original Issue Discount".

Indexed Notes

 We may issue the notes as indexed notes, as indicated in the applicable pricing supplement.

Currency Indexed Notes

 "Currency indexed notes" are notes whose principal amount payable on a maturity date will be determined by reference to the exchange rate of a foreign currency relative to another currency or by reference to a currency index.

 Holders of these notes may receive a principal amount on the maturity date or upon earlier redemption or repayment that is greater than or less than the face amount of these notes depending upon the relative value on the maturity date of the foreign currency compared to the indexed currency or currency index.

Other Indexed Notes

 Holders of indexed notes other than currency indexed notes may receive payments of principal and any premium that will be computed by reference to a formula based on the relative value, rate or price of one or more specified commodities or indices.

 For all indexed notes, the applicable pricing supplement will describe:

•
specific information pertaining to the method for determining the amount payable in respect of principal and any premium;

•
a historical comparison of the relative value, rate or price of each specified commodity, currency or index;

•
the face amount of the indexed note; and

•
additional tax considerations.

Definitions

 In this prospectus supplement:

 "Stated maturity", when used with respect to any note, means the date specified in the note as the fixed date on which the principal of the note or any installment of principal is due and payable.

 "Maturity" or "maturity date", when used with respect to any note, means the date on which the principal of the note or any part thereof becomes due and payable, whether at the stated maturity or by declaration of acceleration, call for redemption or otherwise.

 "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or executive order to close in The City of New York, provided that:

•
with respect to notes as to which LIBOR is the applicable interest rate basis, a "Business Day" is also a London Business Day;

•
with respect to foreign currency notes the payment of which is to be made in a currency other than euros, a "Business Day" is also a day on which banking institutions are not authorized or required by law or executive order to close in the principal financial center of the country of the foreign currency; and

•
with respect to foreign currency notes the payment of which is to be made in euros, a "Business Day" is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) system, or any successor system, is open for business (a "TARGET Settlement Day").

 "London Business Day" means a day on which commercial banks are open for business (including dealings in the foreign currencies) in London, England.

 "Principal financial center" means the capital city of the country of the specified currency or the index currency, except that with respect to the following currencies, the principal financial centers shall be as follows:

Currency	Principal Financial Center
Canadian Dollars	Montréal
Euros	Brussels
Swiss Francs	Zurich
United States Dollars	The City of New York

 "Index currency" means the currency specified in the applicable pricing supplement as the currency for which LIBOR will be calculated. If no currency is specified in the applicable pricing supplement, the index currency will be United States dollars.

Interest

 Interest-bearing notes will either be fixed rate notes or floating rate notes as described in the applicable pricing supplement.

Computation and Payment of Interest

 Your note will bear interest from its issue date until the principal of the note is paid or duly provided for:

•
in the case of a fixed rate note, at the annual rate; or

•
in the case of a floating rate note, in accordance with the interest rate basis or formula,

in each case as specified in the applicable pricing supplement.

 Interest payments on the notes will equal the amount of interest accrued:

•
from and including the immediately preceding interest payment date on which interest has been paid or duly provided, or from and including the issue date, if no interest has been paid with respect to the applicable note;

•
to but excluding the next succeeding interest payment date or in respect of the principal due on a maturity date, that maturity date.

 We will pay interest in arrears on each interest payment date specified in the applicable pricing supplement on which an installment of interest is due and payable, and on any maturity date.

 We will make the first payment of interest on any note originally issued between a record date and its related interest payment date or on an interest payment date on the interest payment date immediately following the next succeeding record date to the holder on that next succeeding record date.

 A "record date" shall be the fifteenth calendar day (whether or not a Business Day) immediately preceding the related interest payment date.

 Interest rates in respect of the notes may differ depending upon, among others things, the aggregate principal amount of notes purchased in any transaction. We may offer notes with similar variable terms but different interest rates concurrently at any time. We may also concurrently offer notes having different variable terms.

Fixed Rate Notes

 We will compute interest on fixed rate notes on the basis of a 360-day year consisting of twelve 30-day months. We will pay interest on fixed rate notes either semi-annually, on each May 15 and November 15, or annually, on each May 15 (each an "interest payment date"), and in respect of the principal due on a maturity date, on that maturity date or on any other dates as specified in the applicable pricing supplement.

 For the purposes of disclosure under the Interest Act (Canada), the yearly rate of interest which is equivalent to the rate of interest payable on the fixed rate notes is the stated rate of interest payable multiplied by the number of days in the year and divided by 360.

 If an interest payment date or a maturity date of a fixed rate note falls on a day that is not a Business Day, we will make the required payment of principal and any premium and interest on the next succeeding Business Day. This payment will have the same force and effect as if made on the date the payment was due, and no interest will accrue on the payment for the period from and after that interest payment date or maturity date, as the case may be, to that next succeeding Business Day.

Floating Rate Notes

 We will determine interest on floating rate notes by reference to an "interest rate basis", which shall be one or more of the following:

•
"CD Rate" ("CD Rate notes");

•
"CMT Rate" ("CMT Rate notes");

•
"Commercial Paper Rate" ("Commercial Paper Rate notes");

•
"Federal Funds Rate" ("Federal Funds Rate notes");

•
"LIBOR" ("LIBOR notes");

•
"EURIBOR" ("EURIBOR notes");

•
"Prime Rate" ("Prime Rate notes");

•
"Treasury Rate" ("Treasury Rate notes"); or

•
any other interest rate basis or formula as specified in the applicable pricing supplement.

 The rate may be adjusted by adding or subtracting the spread or multiplying a spread multiplier, if any, as specified in the applicable pricing supplement.

 The "index maturity" is the period to the maturity of the instrument or obligation from which the interest rate basis is calculated.

 The "spread" is the number of basis points above or below the interest rate basis applicable to the floating rate note.

 The "spread multiplier" is the percentage of the interest rate basis applicable to the floating rate note.

 We may from time to time change the index maturity, spread, spread multiplier and other variable terms of the floating rate notes, but these changes will not affect any floating rate note already issued or as to which we have accepted an offer to purchase.

 The applicable pricing supplement will specify:

•
whether the rate of interest on each floating rate note will be reset daily, weekly, monthly, quarterly, semi-annually, annually or otherwise (each, an "interest rate reset period"); and

•
the dates on which the rate of interest will reset (each, an "interest reset date").

 The interest reset dates will be:

•
in the case of floating rate notes which reset daily, each Business Day;

•
in the case of floating rate notes (other than Treasury Rate notes) which reset weekly, the Wednesday of each week;

•
in the case of Treasury Rate notes which reset weekly, the Tuesday of each week;

•
in the case of floating rate notes which reset monthly, the third Wednesday of each month;

•
in the case of floating rate notes which reset quarterly, the third Wednesday of March, June, September and December;

•
in the case of floating rate notes which reset semi-annually, the third Wednesday of the two months specified in the applicable pricing supplement; and

•
in the case of floating rate notes which reset annually, the third Wednesday of the month specified in the applicable pricing supplement.

 The interest rate in effect from the issue date of a floating rate note to the first interest reset date with respect to that floating rate note will be the initial rate specified in the applicable pricing supplement (the "initial interest rate").

 If any interest reset date for any floating rate note would otherwise be a day that is not a Business Day, the interest reset date shall be postponed to the next succeeding day that is a Business Day.

However, if the note is a LIBOR note or a EURIBOR note and the Business Day falls in the next succeeding calendar month, the interest reset date shall be the immediately preceding Business Day.

 A floating rate note may also have either or both of the following:

•
a minimum limit, or floor, on the rate of interest which may accrue during any interest period; and

•
a maximum limit, or ceiling, on the rate of interest which may accrue during any interest period.

 The interest rate on any floating rate note will in no event be higher than the maximum rate permitted by New York law, as it may be modified by United States law of general application. Under current New York law, the maximum rate of interest, with some exceptions, for any loan in an amount less than U.S.$250,000 is 16% and for any loan in an amount of U.S.$250,000 or more is 25% per year on a simple interest basis. These limits do not apply to loans of U.S.$2,500,000 or more.

 In addition to any other applicable term, which may include a spread, a spread multiplier, interest reset dates, a maximum interest rate or a minimum interest rate, the applicable pricing supplement will specify for each floating rate note the following terms:

•
Issue date

•
Interest rate basis

•
Initial interest rate

•
Interest rate reset period

•
Interest payment dates

•
Record dates

•
Index maturity

•
Stated maturity

Interest Payments

 Interest will be payable as follows (each date being an "interest payment date"):

•
in the case of floating rate notes which reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement;

•
in the case of floating rate notes which reset quarterly, on the third Wednesday of March, June, September and December of each year;

•
in the case of floating rate notes which reset semi-annually, on the third Wednesday of the two months of each year specified in the applicable pricing supplement;

•
in the case of floating rate notes which reset annually, on the third Wednesday of the month specified in the applicable pricing supplement; and

•
in each case, on any maturity date.

 If any interest payment date with respect to any floating rate note, other than an interest payment date on the maturity date, would otherwise be a day that is not a Business Day with respect to the note, the interest payment date shall be postponed to the next succeeding Business Day with respect to that note. But if the note is a LIBOR note or a EURIBOR note and the next succeeding Business Day falls in the next succeeding calendar month, the interest payment date shall be the immediately preceding Business Day.

 If a maturity date of a floating rate note falls on a day that is not a Business Day, we will make the payment of principal, premium, if any, and interest on the next succeeding Business Day, and no interest on that payment shall accrue from and after the maturity date to that next succeeding Business Day.

Computation of Interest

 With respect to a floating rate note, accrued interest is computed by multiplying the face amount of the floating rate note by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day from the issue date, or from the last date to which interest has been paid or duly provided for, to but excluding the date for which accrued interest is being computed.

 The interest factor for each day is calculated by dividing the interest rate applicable to that day by:

•
360 in the case of CD Rate notes, Commercial Paper Rate notes, Federal Funds Rate notes, LIBOR notes, EURIBOR notes and Prime Rate notes; or

•
the actual number of days in the year in the case of CMT Rate notes or Treasury Rate notes.

 For the purposes of disclosure under the Interest Act (Canada), the yearly rate of interest which is equivalent to the applicable rate of interest payable on the floating rate notes, except in the case of CMT Rate notes and Treasury Rate notes, is the applicable rate of interest multiplied by the number of days in the year and divided by 360.

 All percentages resulting from any calculation on floating rate notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)). All amounts used in or resulting from this calculation on floating rate notes will be rounded to the nearest cent in the case of U.S. dollars, or, in the case of any other foreign currency, the nearest unit, with one half cent or unit being rounded upward.

Calculation Agent

 Citibank, N.A. will be the calculation agent.

 Upon the request of the holder of any floating rate note, the calculation agent will provide:

•
the interest rate then in effect on that note; and

•
if determined, the interest rate that will become effective on the next interest reset date with respect to that note.

 We will notify or cause the calculation agent to notify the fiscal agent of each determination of the interest rate applicable to a floating rate note promptly after determination is made.

 The "calculation date", if applicable, pertaining to any interest determination date will be the earlier of:

•
the tenth calendar day after the interest determination date, or, if that day is not a Business Day, the next succeeding Business Day; or

•
the Business Day immediately preceding the applicable interest payment date or maturity date, as the case may be.

 Floating rate notes will bear interest at the interest rates specified in the note and in the applicable pricing supplement. These interest rates will be calculated by reference to the interest rate basis and the spread or a spread multiplier, if any. The applicable pricing supplement will specify the initial interest rate in effect with respect to a floating rate note.

 The calculation agent will determine the interest rate for each subsequent interest reset date on the basis of the applicable interest rate basis as follows:

1.
CD Rate.    The CD Rate for each interest reset date will be determined as of the second Business Day prior to the interest reset date (a "CD interest determination date").

 The CD Rate will be the rate on the CD interest determination date for negotiable certificates of deposit for the period of the index maturity specified in the applicable pricing supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication ("H.15(519)"), under the heading "CDs (Secondary Market)" or any replacement heading on that service.

 If that rate is not published in H.15(519) by 3:00 p.m., New York City time, on the calculation date pertaining to that CD interest determination date, then the CD Rate will be the rate on that CD interest determination date set forth in the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at

http://www.federalreserve.gov/releases/h15/update, or any successor site or publication ("H.15 Daily Update") for that day in respect of certificates of deposit having the index maturity specified in the applicable pricing supplement under the heading "CD(s) (Secondary Market)" or any replacement heading on that service, or another recognized electronic source used for the purpose of displaying the applicable rate.

 If by 3:00 p.m., New York City time, on that calculation date, that rate is not published in either H.15(519) or H.15 Daily Update, then the CD Rate for that CD interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the secondary market offered rates, as of 10:00 a.m., New York City time, on that CD interest determination date, of three leading non-bank dealers of negotiable U.S. dollar certificates of deposit in The City of New York selected by the calculation agent, after consultation with us (and which may include the Agents or their affiliates), for negotiable certificates of deposit of major United States money center banks with a remaining period to maturity closest to the index maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time.

 If the dealers selected by the calculation agent are not quoting, the CD Rate will be the CD Rate in effect on that CD interest determination date.

2.
CMT Rate.    The CMT Rate for each interest reset date will be determined as of the second Business Day prior to the interest reset date (a "CMT Rate interest determination date").

 The CMT Rate will be the rate displayed on the Designated CMT Telerate page under the caption "...Treasury Constant Maturities ...Federal Reserve Board Release H.15 ...Mondays Approximately 3:45 p.m.", under the column for the Designated CMT Maturity Index for:

•
if the Designated CMT Telerate page is 7051, that CMT Rate interest determination date; or

•
if the Designated CMT Telerate page is 7052, the week or the month, as applicable, ended immediately preceding the week in which the related CMT Rate interest determination date occurs.

 If the rate is no longer displayed on the relevant page, or is not displayed by 3:00 p.m., New York City time, on the calculation date pertaining to that CMT Rate interest determination date, then the CMT Rate for that CMT Rate interest determination date will be the treasury constant maturity rate for the Designated CMT Maturity Index as published in H.15(519), or another recognized electronic source used for the purpose of displaying the applicable rate.

 If that rate is no longer published, or is not published by 3:00 p.m., New York City time, on the calculation date, then the CMT Rate for that CMT Rate interest determination date will be the treasury constant maturity rate for the Designated CMT Maturity Index, or other United States Treasury rate for the Designated CMT Maturity Index, for that CMT Rate interest determination date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate page and published in H.15(519).

 If that information is not published by 3:00 p.m., New York City time, on the calculation date, then the calculation agent will calculate the CMT Rate for that CMT Rate interest determination date. The CMT Rate will be the yield to maturity, based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on that CMT Rate interest determination date reported by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include the Agents or their affiliates) selected by the calculation agent (from five Reference Dealers selected by the calculation agent and eliminating the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest), for obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than the Designated CMT Maturity Index minus one year and in an amount that is representative for a single transaction in that market at that time.

 If three or four (and not five) of the Reference Dealers are quoting as described in the preceding paragraph, then the CMT Rate will be based on the arithmetic mean of the Treasury Note quotations obtained and neither the highest nor the lowest of those quotations will be eliminated.

 If the calculation agent cannot obtain three Treasury Note quotations, then the CMT Rate for that CMT Rate interest determination date will be calculated by the calculation agent and will be the yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on that CMT Rate interest determination date of three Reference Dealers in The City of New York (from five Reference Dealers selected by the calculation agent (and which may include the Agents and their affiliates) and eliminating the highest quotation or, in the event of equality, one of the highest, and the lowest quotation, or, in the event of equality, one of the lowest) for Treasury Notes with an original maturity of a number of years greater than the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount that is representative for a single transaction in that market at that time.

 If three or four (and not five) of the Reference Dealers are quoting as described in the preceding paragraph, then the CMT Rate will be based on the arithmetic mean of the Treasury Note quotations obtained and neither the highest nor the lowest of those quotations will be eliminated.

 If fewer than three Reference Dealers selected by the calculation agent are quoting as described in the second preceding paragraph, then the CMT Rate will be the CMT Rate in effect on that CMT Rate interest determination date.

 If two Treasury Notes with an original maturity as described in the third preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotations for the Treasury Note with the shorter remaining term to maturity will be used.

 "Designated CMT Telerate page" means the display on Moneyline Telerate Service Inc., or any successor, on the page designated in the applicable pricing supplement, or any other page as may replace that page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If the applicable pricing supplement does not designate the page, the Designated CMT Telerate page will be 7052, for the most recent week.

 "Designated CMT Maturity Index" means the original period to maturity of the United States Treasury securities (either 1, 2, 3, 5, 7, 10, 20, or 30 years) specified in the applicable pricing supplement with respect to which the CMT Rate will be calculated. If no maturity date is specified in the applicable pricing supplement, the Designated CMT Maturity Index shall be two years.

3.
Commercial Paper Rate.    The Commercial Paper Rate for each interest reset date will be determined as of the Business Day prior to the interest reset date (a "Commercial Paper interest determination date"), and will be the Money Market Yield on that date for commercial paper for the period of the index maturity specified in the applicable pricing supplement, as published in H.15(519) under the heading "Commercial Paper — Non Financial" or any replacement heading on that service.

 If that rate is not published by 3:00 p.m., New York City time, on the calculation date pertaining to that Commercial Paper interest determination date, then the Commercial Paper Rate shall be the Money Market Yield, on that Commercial Paper interest determination date, for commercial paper having the same index maturity specified in the applicable pricing supplement as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate, under the heading "Commercial Paper — Non Financial" or any replacement heading on that service, or another recognized electronic source used for the purpose of displaying the applicable rate (with an index maturity of one month or three months being deemed to be an index maturity of 30 days or 90 days respectively).

 If by 3:00 p.m., New York City time, on that calculation date the rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source, then the

Commercial Paper Rate for that Commercial Paper interest determination date will be calculated by the calculation agent and will be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that Commercial Paper interest determination date, of three leading dealers of commercial paper in The City of New York selected by the calculation agent, after consultation with us (and which may include the Agents and their affiliates), for commercial paper of the specified index maturity placed for an industrial issuer whose bond rating from a nationally recognized rating agency is at least "AA" or the equivalent.

 If the dealers selected by the calculation agent are not quoting, the Commercial Paper Rate will be the Commercial Paper Rate in effect on that Commercial Paper interest determination date.

 "Money Market Yield" will be a yield calculated in accordance with the following formula:

D × 360 × 100
Money Market Yield	=
360 - (D × M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest payment period for which interest is being calculated.

4.
Federal Funds Rate.    The Federal Funds Rate for each interest reset date will be determined as of the Business Day prior to the interest reset date (a "Federal Funds interest determination date") and will be the rate on that date for U.S. dollar Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)", as that rate is displayed on Telerate page 120.

 If the rate is not displayed on Telerate page 120 by 3:00 p.m., New York City time, on the calculation date pertaining to that Federal Funds interest determination date, then the Federal Funds Rate will be the rate on that Federal Funds interest determination date as published on H.15 Daily Update, or another recognized electronic source for displaying that rate under the heading "Federal Funds (Effective)" or any replacement heading on that service, or another recognized electronic source used for the purpose of displaying the applicable rate.

 If by 3:00 p.m., New York City time, on the calculation date pertaining to that Federal Funds interest determination date, the rate is not published in either H.15(519) or H.15 Daily Update, or another recognized electronic source, then the Federal Funds Rate will be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the calculation agent, after consultation with us (and which may include the Agents and their affiliates), by 9:00 a.m., New York City time, on that Federal Funds interest determination date.

 If the brokers selected by the calculation agent are not quoting, the Federal Funds Rate will be the Federal Funds Rate in effect on that Federal Funds interest determination date.

 "Telerate page" means the display on Moneyline Telerate Service, Inc. or any successor, on the page or pages specified in this prospectus supplement or the applicable pricing supplement, or any replacement page or pages on that service.

5.
LIBOR.    LIBOR will be the London interbank offered rate for deposits in the index currency specified in the applicable pricing supplement. LIBOR for each interest reset date will be determined as of the second London Business Day prior to the interest reset date (a "LIBOR interest determination date") and will be determined in accordance with the following provisions:

 With respect to a LIBOR interest determination date, LIBOR will be either:

•
if the applicable pricing supplement specifies "LIBOR Reuters", the arithmetic mean of the offered rates for deposits in the specified index currency for the period of the index maturity specified in the applicable pricing supplement, and commencing on the second London Business Day immediately following that LIBOR interest determination date, that appear on the Designated LIBOR Page specified in the applicable pricing supplement as of 11:00 a.m., London time, on that LIBOR interest determination date, if at least two offered rates appear on that Designated LIBOR Page. In case the specified Designated LIBOR Page by its terms provides only for a single rate, this single rate shall be used; or

•
if the applicable pricing supplement specifies "LIBOR Telerate" or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified as the method for calculating LIBOR, the rate for deposits in the specified index currency for the period of the specified index maturity, and commencing on the second London Business Day immediately following that LIBOR interest determination date that appears on the Designated LIBOR Page specified in the applicable pricing supplement as of 11:00 a.m., London time, on that LIBOR interest determination date.

 With respect to a LIBOR interest determination date for which fewer than two offered rates appear, or no rate appears, on the specified Designated LIBOR Page, the calculation agent will select the principal London offices of each of four major reference banks in the London interbank market (which may include affiliates of the Agents) and request them to provide their offered quotation for deposits in the specified index currency for the period of the specified index maturity, commencing on the second London Business Day immediately following that LIBOR interest determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that LIBOR interest determination date and in a principal amount that is representative for a single transaction in the index currency in that market at that time. If at least two quotations are provided, LIBOR determined on that LIBOR interest determination date will be the arithmetic mean of those quotations.

 If fewer than two quotations are provided, LIBOR determined on that LIBOR interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the applicable principal financial center, on that LIBOR interest determination date by three major banks in the principal financial center selected by the calculation agent (which may include affiliates of the Agents) for loans in the specified index currency to leading European banks for the period of the specified index maturity and in a principal amount that is representative for a single transaction in the specified index currency in that market at that time.

 If the banks selected by the calculation agent are not quoting, LIBOR determined as of that LIBOR interest determination date will be LIBOR in effect on that LIBOR interest determination date.

 "Designated LIBOR Page" means either:

•
if the applicable pricing supplement specifies "LIBOR Reuters", the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable index currency, or

•
if the applicable pricing supplement specifies "LIBOR Telerate" or neither "LIBOR Reuters" nor "LIBOR Telerate" as the method for calculating LIBOR, the display on Moneyline Telerate Service Inc., or any successor, for the purpose of displaying the London interbank rates of major banks for the applicable index currency.

6.
EURIBOR.    EURIBOR for each interest reset date will be determined as of the second TARGET Settlement Day prior to the interest reset date (a "EURIBOR interest determination date").

 EURIBOR will be the rate on the EURIBOR interest determination date for deposits in euros for the period of the index maturity specified in the applicable pricing supplement, commencing on the second TARGET Settlement Day immediately following that EURIBOR interest determination date, as that rate appears on Telerate page 248 as of 11:00 a.m., Brussels time.

 With respect to a EURIBOR interest determination date for which no rate appears on Telerate page 248, the calculation agent will select the principal Euro-Zone office of each of four major reference banks in the Euro-Zone inter-bank market (which may include affiliates of the Agents) and request them to provide their offered quotation for euro deposits for the period of the specified index maturity, commencing on the second TARGET Settlement Day immediately following that EURIBOR interest determination date, to prime banks in that market at approximately 11:00 a.m., Brussels time, on that EURIBOR interest determination date and in a principal amount that is representative for a single transaction in euros in that market at that time. If at least two quotations are provided, EURIBOR will be calculated by the calculation agent and will be the arithmetic mean of those quotations.

 If fewer than two quotations are provided, then EURIBOR will be calculated by the calculation agent and will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., Brussels time, on that EURIBOR interest determination date by three major banks in the Euro-Zone inter-bank market selected by the calculation agent (which may include affiliates of the Agents) for loans in euros to leading European banks for the period of the specified index maturity and in a principal amount that is representative for a single transaction in euros in that market at that time.

 If the banks selected by the calculation agent are not quoting, EURIBOR will be EURIBOR in effect on that EURIBOR interest determination date.

 "Euro-Zone" means, at any time, the region comprised of the member states of the European Economic and Monetary Union that, as of that time, have adopted a single currency in accordance with the Treaty on European Union of February 1992.

7.
Prime Rate.    The Prime Rate for each interest reset date will be determined on the Business Day prior to the interest reset date (a "Prime Rate interest determination date") and will be the rate set forth for that date in H.15(519) under the heading "Bank Prime Loan" or any replacement heading on that service.

 If that rate is not published by 3:00 p.m., New York City time, on the calculation date pertaining to the Prime Rate interest determination date, then the Prime Rate will be the rate on that Prime Rate interest determination date as published in H.15 Daily Update under the heading "Bank Prime Loan" or any replacement heading on that service, or another recognized electronic source used for the purpose of displaying the applicable rate.

 If by 3:00 p.m., New York City time, on that calculation date the rate is not published in either H.15(519) or H.15 Daily Update or another recognized electronic source, then the Prime Rate will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the display designated as page "US PRIME 1" on the Reuters Monitor Money Rates Service, or any other page as may replace the US PRIME 1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks ("Reuters Screen US PRIME 1 Page"), as the banks' prime rate or base lending rate as of 11:00 a.m., New York City time, on that Prime Rate interest determination date.

 If fewer than four rates appear on the Reuters Screen US PRIME 1 Page on that Prime Rate interest determination date, the Prime Rate for that Prime Rate interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by 360, as of the close of business on that Prime Rate interest determination date by three major banks in The City of New York selected by the calculation agent after consultation with us (and which may be affiliates of the Agents).

 If the banks selected by the calculation agent are not quoting, the Prime Rate will be the Prime Rate in effect on that Prime Rate interest determination date.

8.
Treasury Rate.    The Treasury Rate for each interest reset date will be the rate for the auction of direct obligations of the United States ("Treasury Bills") sold at the auction on the applicable Treasury Rate interest determination date for the period of the index maturity specified in the applicable pricing supplement as the rate appears on Telerate page 56 or 57 under the heading "INVESTMENT RATE" or any replacement heading on that service.

 The "Treasury Rate interest determination date" is the day of the week in which the related interest reset date falls on which Treasury bills would normally be auctioned.

 Treasury Bills are normally sold at auction on Monday of each week unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that the auction may be held on the preceding Friday.

 If an auction is held on the Friday of the week preceding the applicable interest reset date, the Treasury Rate interest determination date will be that Friday.

 If the rate described above does not appear on either Telerate page 56 or 57 at 3:00 p.m., New York City time, on the calculation date pertaining to a Treasury Rate interest determination date, the Treasury Rate will be the Bond Equivalent Yield of the rate, for that Treasury Rate interest determination date, for the type of Treasury Bills described above, as published in H.15(519) Daily Update, or another recognized electronic source used for displaying that rate, under the heading "U.S. Government Securities/Treasury Bills/Auction High".

 If the results of the auction of Treasury Bills for the period of the specified index maturity are not published or reported as provided above by 3:00 p.m., New York City time, on that calculation date, then the Treasury Rate will be the Bond Equivalent Yield of the auction rate, for that Treasury Rate interest determination date and for Treasury Bills of the kind described above, as announced by the United States Department of the Treasury.

 If the auction rate described in the preceding paragraph is not so announced by 3:00 p.m., New York City time, on that calculation date, or if no auction is held for the relevant week, then the Treasury Rate will be the Bond Equivalent Yield of the rate, for the relevant Treasury Rate interest determination date and for Treasury Bills having a remaining period to maturity closest to the period of the specified index maturity, as published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Secondary Market".

 If the rate described in the preceding paragraph does not appear in H.15(519) at 3:00 p.m., New York City time, on that calculation date, then the Treasury Rate will be the rate, for that Treasury Rate interest determination date and for Treasury Bills having a remaining period to maturity closest to the specified index maturity, as published in H.15(519) Daily Update, or another recognized electronic source used for displaying that rate, under the heading "U.S. Government Securities/ Treasury Bills/Secondary Market".

 If the rate described in the preceding paragraph does not appear in H.15(519) Daily Update or another recognized electronic source at 3:00 p.m., New York City time, on that calculation date, the Treasury Rate for that Treasury Rate interest determination date will be calculated by the calculation agent and will be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on that Treasury Rate interest determination date, of three primary United States government securities dealers, as selected by the calculation agent after consultation with us (and which may be the Agents or their affiliates) for the issue of Treasury bills with a remaining period to maturity closest to the period of the specified index maturity.

 If the dealers selected by the calculation agent are not quoting, the Treasury Rate will be the Treasury Rate in effect on that Treasury Rate interest determination date.

 "Bond Equivalent Yield" will be a yield calculated according to the following formula:

D × N × 100
Bond Equivalent Yield	=
360 - (D × M)

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest payment period for which interest is being calculated.

Events of Default

 The following events are defined as "Events of Default" in the notes:

•
failure by Québec to pay principal of or premium or interest on any notes when due, and that default continues for 45 days;

•
failure by Québec to perform any other covenant in the notes or the fiscal agency agreement and that default continues for 60 days; or

•
default by Québec in the payment of principal of or premium or interest on any other indebtedness (direct or under a guarantee) for borrowed money when due, and that default continues for 45 days, in an amount in excess of U.S.$50,000,000 (or its equivalent in other currencies).

 If an event of default occurs on outstanding notes and continues, the holders may declare the principal amount of the notes held by them to be due and payable. All amounts owed on those notes will become due on the 15th day after delivery of notice (in the case of the first and third events described above), or on the 30th day after delivery of notice (in the case of the second event described above), unless prior to that time all such defaults are cured.

Other Provisions; Addenda

 As specified under "Other Provisions" on the face of the notes or, if so specified on the face of the notes, in an addendum relating to the notes and, in each case, in the applicable pricing supplement, we may modify any provisions with respect to the notes including any variable term relating to the notes. These modifications will not, however, affect any note already issued or as to which we have accepted an offer to purchase.

Redemption at the Option of Québec

 The notes will not be subject to any sinking fund.

 The notes will be redeemable at our option prior to the stated maturity if one or more redemption dates are specified in the applicable pricing supplement.

 If so specified, the notes may be redeemed at our option on the applicable redemption date or dates or on a date during the applicable range of redemption dates.

 The notes will be redeemable in whole or from time to time in part in increments of U.S.$1,000 or the minimum denomination specified in the applicable pricing supplement. Any remaining principal amount shall be at least U.S.$1,000 or the minimum denomination. Any redemption will be made at the applicable redemption price, together with accrued interest to the redemption date, on notice given not more than 60 nor less than 30 days prior to the date of redemption.

 Interest due on an interest payment date falling on or prior to the date fixed for redemption will be payable to the holder of record at the close of business on the record date pertaining to that interest payment date.

 "Redemption price" with respect to a note, means an amount equal to the initial redemption percentage specified in the pricing supplement, as adjusted by the annual redemption percentage reduction, if applicable, and multiplied by the unpaid principal amount of the note or the portion of the note to be redeemed.

 The initial redemption percentage, if any, will decline at each anniversary of the initial redemption date by an amount equal to the applicable annual redemption percentage reduction, if any, until the redemption price is equal to 100% of the unpaid principal amount of the note or the portion of the note to be redeemed.

Repayment at the Option of the Holder

 The notes will be repayable by us in whole or in part prior to their stated maturity at the option of the holders if one or more optional repayment dates are specified in the applicable pricing supplement.

 If no optional repayment date is specified with respect to a note, that note will not be repayable at the option of its holder prior to the stated maturity.

 Any repayment in part will be in increments of U.S.$1,000 or the minimum denomination specified in the applicable pricing supplement. Any remaining principal amount shall be at least U.S.$1,000 or the minimum denomination.

 The repayment price for any note to be repaid will be the sum of:

•
100% of the unpaid principal amount of the note or the portion of the note to be repaid; and

•
accrued interest to the date of repayment.

 Interest due on an interest payment date falling on or prior to the date of repayment will, however, be payable to the holder of record at the close of business on the record date pertaining to that interest payment date.

 For your note to be repaid, the fiscal agent must receive it, together with the form thereon entitled "Option to Elect Repayment" duly completed, at its corporate trust office in The City of New York, or any other address of which we will from time to time notify the holders, not more than 60 nor less than 30 days prior to the date of repayment.

 Exercise of the repayment option by the holder will be irrevocable.

 While book-entry notes are represented by Global Notes held by or on behalf of the depositary and registered in the name of the depositary or the depositary's nominee, a Participant (defined as persons that have accounts with the depositary for the Global Note, or its nominee) may exercise the option for repayment on behalf of the beneficial owners of the Global Note or Notes representing book-entry notes by delivering a written notice substantially similar to the form "Option to Elect Repayment" to the fiscal agent at its corporate trust office in The City of New York, or any other address of which we shall from time to time notify the holders, not more than 60 nor less than 30 days prior to the date of repayment.

 The fiscal agent must receive notices of elections from Participants on behalf of beneficial owners of the Global Note or Notes representing the book-entry notes to exercise their option to have the book-entry notes repaid by 5:00 p.m., New York City time, on the last day for giving that notice.

 In order to ensure that a notice is received by the fiscal agent on a particular day, the beneficial owner of the Global Note or Notes representing the book-entry notes must so direct the applicable Participant before the Participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners of the Global Note or Notes representing book-entry notes should consult the Participants through which they own their interest therein for the respective deadlines for those Participants. All notices shall be executed by a duly authorized officer of the Participant, with signature guaranteed, and shall be irrevocable. In addition, beneficial owners of the Global Note or Notes representing book-entry notes shall effect delivery at the time the notices of election are given to the depositary by causing the applicable Participant to transfer that beneficial owner's interest in the Global Note or Notes representing the book-entry notes, on the depositary's records, to the fiscal agent. See "Book-Entry System" in this prospectus supplement and "Description of the Securities — Book-Entry System" in the accompanying prospectus.

Purchases of Notes by Québec

 We may at any time purchase notes at any price or prices in the open market or otherwise. We may hold or resell notes that we so purchase or, at our discretion, surrender them to the fiscal agent for cancellation.

Book-Entry System

 Upon issuance, all notes having the same:

•
Issue date;

•
Stated maturity;

•
Interest payment dates;

•
in the case of:
– fixed rate notes, interest rate; or
– floating rate notes:

    •
    Interest rate basis;

    •
    Initial interest rate;

    •
    Index maturity;

    •
    Interest rate reset periods;

    •
    Interest reset dates;

    •
    Interest determination date;

    •
    Calculation date;

    •
    Spread or spread multiplier, if any;

    •
    Minimum interest rate, if any; and

    •
    Maximum interest rate, if any; and

•
any other terms set forth in the applicable pricing supplement;

 will be represented by one or more Global Notes.

Payments

 We will make available to the fiscal agent on any interest payment date or on the maturity date the total amount of any payment of principal, premium or interest due on the notes on that date. The fiscal agent will pay that amount to the depositary or its nominee, as the registered owner of the Global Note, in accordance with existing arrangements between the fiscal agent and the depositary.

 The depositary has advised us that upon receipt of any payment of principal, premium or interest, the depositary will credit, on its book-entry and transfer system, Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal or face amount of the Global Note as shown on the records of the depositary.

 We also expect that payments by Participants to owners of beneficial interests in the Global Note held through the Participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of that Participant.

 Neither we nor the fiscal agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Registered Owners and Owners of Beneficial Interests

 So long as the depositary or its nominee is the registered owner of a Global Note, the depositary or its nominee will be considered the sole owner or holder of the Global Note for the purposes of:

•
receiving payment on the notes;

•
receiving notices in respect of the notes; and

•
for all other purposes under the fiscal agency agreement and the notes.

 Beneficial interests in a Global Note will be evidenced only by, and transfers will be effected only through, records maintained by the depositary and its Participants.

 Owners of beneficial interests in a Global Note:

•
will not be entitled to have notes registered in their names;

•
will not, except under some limited circumstances, receive certificated notes; and

•
will not be considered the owners or holders of those notes under the fiscal agency agreement or those notes.

 Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of the depositary and, if that person is not a Participant, on the procedures of the Participant through which that person owns its interest, to exercise any rights of a holder of a beneficial interest in the Global Note.

 In the event that we request any action of holders or if an owner of a beneficial interest in a Global Note desires to take any action, the depositary or its nominee, as the holder of the Global Note, would authorize the Participants to take that action, and the Participants would authorize beneficial owners owning through Participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Restrictions on the Transfer of a Global Note

 A Global Note may not be transferred except as a whole:

•
by the depositary to a nominee of the depositary;

•
by a nominee of the depositary to the depositary or any other nominee of the depositary; or

•
by the depositary or the nominee of the depositary to a successor of the depositary or a nominee of the successor.

Exchange for Certificated Notes

 Notes represented by a Global Note are exchangeable for certificated notes of like tenor and in an equal aggregate principal amount as the Global Note in denominations of U.S.$1,000 and integral multiples of U.S.$1,000:

•
if the relevant depositary for the Global Note notifies us that it is unwilling or unable to continue as depositary for that Global Note or ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be so registered and a successor depositary is not appointed by us within 90 days after receiving the notice or becoming aware that the depositary is no longer registered as a depositary;

•
if we notify the fiscal agent that all Global Notes representing book-entry notes will be exchangeable for certificated notes; or

•
upon request by the depositary to the fiscal agent, acting on direct or indirect instructions of a holder or any beneficial owner of an interest in the Global Note, after an event of default entitling the holder to accelerate the stated maturity of the Global Note has occurred and is continuing, or, if the depositary does not promptly make that request, then any beneficial owner of an interest in the Global Note will be entitled to make that request to the fiscal agent.

 Book-entry notes that are so exchangeable are exchangeable for certificated notes registered in the names that the depositary holding the Global Note representing those notes shall direct.

 We acknowledge that if certificated notes are not promptly issued to the owners of beneficial interests in a Global Note as contemplated above, then an owner of a beneficial interest will be entitled to pursue any remedy under the fiscal agency agreement, the Global Note or applicable law with respect to the portion of the Global Note representing that owner's interest in the Global Note as if certificated notes had been issued.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

 In the case of foreign currency notes (which are to be denominated and/or payable in a currency other than U.S. dollars), the following special provisions shall apply and shall supplement, and to the extent inconsistent herewith, replace:

•
the description of general terms and conditions of debt securities set forth under the heading "Description of the Securities" in the accompanying prospectus, and

•
the description of general terms and conditions of the notes set forth under the heading "Description of the Notes" in this prospectus supplement.

 For a description of risks associated with foreign currency notes, see "Risk Factors".

 Foreign currency notes will not be sold in, or to a resident of, the country issuing the foreign currency in which those notes are denominated where it is prohibited to do so.

 You will be required to pay for foreign currency notes in the foreign currency unless you have made other arrangements with an Agent or us.

 We will specify the authorized denominations of any foreign currency notes in the applicable pricing supplement.

Payment of Principal and Interest

 The principal of and any premium or interest on foreign currency notes is payable by us in the foreign currency. However, if you are an owner of a beneficial interest in a Global Note representing foreign currency notes held by DTC (other than an owner of a beneficial interest holding through Euroclear or Clearstream) you will receive payments in U.S. dollars in the manner described above under "Description of the Notes — Form of Note" unless you elect to receive payments in the specified foreign currency by following the procedures described below. If you are an owner of a beneficial interest in a Global Note representing foreign currency notes held through Euroclear or Clearstream, you will receive payments in the specified foreign currency and will not have the option to receive payments in U.S. dollars. If you hold certificated foreign currency notes, payments will be made only in the specified foreign currency and by wire transfer to a bank account designated by you in accordance with the instructions that you have provided to the Fiscal Agent on or prior to the applicable record date or at least 16 days prior to the applicable maturity date. The following discussion relates only to payments on the notes that are represented by Global Notes held by DTC.

 For the purpose of converting the foreign currency payments made by us to U.S. dollars for the owners of beneficial interests described above, we have entered into an exchange rate agency agreement, dated as of December 11, 2003 with Citibank, N.A., as exchange rate agent. Any U.S. dollar amount you will receive on account of a foreign currency note will be based on either a bid quotation that the exchange rate agent or any of its affiliates quotes (which shall be a competitive quotation in the market at that time for such a transaction) or a bid quotation from a leading foreign exchange bank in The City of New York selected by the exchange rate agent, at 11:00 a.m., New York City time, on the second business day preceding the applicable payment date for purchase by the exchange rate agent of the foreign currency for U.S. dollars for settlement on the payment date in the aggregate amount of the foreign currency payable to all holders of notes scheduled to receive U.S. dollar payments on that date.

 The fiscal agent will, subject to applicable laws and regulations, make payments of principal and any premium or interest on foreign currency notes payable in the foreign currency on any interest payment date and maturity date by wire transfers to designated bank accounts as detailed below.

 A beneficial owner of an interest in a Global Note representing foreign currency notes who elects to receive payments of principal, premium, if any, and interest in the foreign currency must notify the Participant through which his interest is held on or prior to the applicable record date or at least 15 days prior to the applicable maturity date of his election to receive all or a portion of the payment in the foreign currency and designate at the same time the appropriate bank account to which that payment will be made.

 The Participant must notify the depositary of the election and designated bank account on or prior to the third Business Day after the record date or at least ten days prior to the maturity date.

 The depositary will notify the fiscal agent of the election and designated bank account on or prior to the fifth Business Day after the record date or at least ten days prior to the maturity date. If the Participant receives and forwards complete instructions to the depositary, and if the depositary receives and forwards the instructions to the fiscal agent, on or prior to the corresponding dates, then the beneficial owner will receive payments in the foreign currency.

 You may elect to receive payment in the foreign currency for all principal, premium and interest payments and need not file a separate election for each payment. The election will remain in effect until you revoke it by written notice to the fiscal agent. The fiscal agent must receive written notice of the revocation on or prior to the applicable record date or at least 16 days prior to the applicable maturity date.

 You should contact your broker or nominee to determine whether and how you may make an election to receive payments in the foreign currency. If the fiscal agent cannot make a payment on a foreign currency note by wire transfer because the fiscal agent has not received the required information on or before the requisite date, the fiscal agent will mail a notice to the depositary, in the case of a payment in respect of foreign currency notes represented by a Global Note, or to the holder at its registered address, in the case of certificated foreign currency notes, requesting that information, and no additional interest will accrue.

 We will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but the beneficial owners or holders of the foreign currency notes in respect of which payments are made will bear any tax, assessment or governmental charge imposed upon the payments.

Unavailability of Foreign Currency

 If a foreign currency is not available for the payment of principal and any premium or interest with respect to a foreign currency note due to the imposition of exchange controls or other circumstances beyond our control, we will be entitled to satisfy our obligations to holders of foreign currency notes by making payment in U.S. dollars:

•
on the basis of the market exchange rate on the date of the payment;

•
if the market exchange rate is not then available, on the basis of the most recently available market exchange rate; or

•
as otherwise specified in the applicable pricing supplement.

 The "market exchange rate" for a foreign currency means the noon dollar buying rate in The City of New York for cable transfers for the foreign currency as certified for customs purposes by the Federal Reserve Bank of New York.

 All determinations we or our agents make, including the exchange rate agent, shall be at our sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the foreign currency notes.

DISCUSSION OF UNITED STATES TAX CONSEQUENCES

 This section describes the principal United States federal income tax consequences of owning the notes we are offering. It is the opinion of Sullivan & Cromwell LLP, our special tax counsel. It applies to you only if you acquire notes in any offering under any pricing supplement, this prospectus supplement and the accompanying prospectus and you own your notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders that is subject to special rules, such as:

•
a dealer in securities or currencies;

•
a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•
a bank;

•
a life insurance company;

•
a tax-exempt organization;

•
a person that owns notes that are a hedge or that are hedged against interest rate or currency risks;

•
a person that owns notes as part of a straddle or conversion transaction for tax purposes; or

•
a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

 This section deals only with notes that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning notes that are due to mature more than 30 years from their date of issue will be discussed in an applicable pricing supplement.

 This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws may change, possibly on a retroactive basis, and could affect the continued validity of this summary.

 If a partnership holds the notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the notes.

 You should consult your tax advisor about the tax consequences of purchasing or holding notes, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local or other tax laws.

United States Holders

 This section describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a note and you are:

•
a citizen or resident of the United States;

•
a domestic corporation;

•
an estate whose income is taxable under United States federal income tax regardless of its source; or

•
a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Payments of Interest

 Except as described below in the case of interest on a discount note that is not qualified stated interest (see "Original Issue Discount — General"), you will be taxed on any interest on your note, whether payable in U.S. dollars or a currency or basket of currencies other than U.S. dollars (a "foreign currency") as ordinary income at the time you receive the interest or it accrues, depending on your method of accounting for tax purposes. Interest paid by Québec on the notes and original issue discount, if any, accrued with respect to the notes (as described below under "Original Issue Discount") constitute income from sources outside the United States, but, with certain exceptions, will be "passive" or "financial services" income, which is treated separately from other types of income for purposes of computing the foreign tax credit allowable to a United States holder.

 Cash Basis Taxpayers.    If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

 Accrual Basis Taxpayers.    If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you would determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period (or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year).

 If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period (or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year). Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method it will apply to all debt instruments that you own at the beginning of the first taxable year to which the election applies and to all debt instruments that you thereafter acquire. You may not revoke this election without the consent of the Internal Revenue Service.

 When you actually receive an interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of your note) denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount

 General.    If you own a note, other than a note with a term of one year or less (a short-term note), it will be treated as issued at an original issue discount (a discount note) if the amount by which the note's stated redemption price on the maturity date exceeds its issue price is more than a de minimis amount. Generally, a note's issue price will be the first price at which a substantial amount of notes included in the issue of which the note is a part are sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A note's stated redemption price at maturity is the total of all payments provided by the note that are not payments of qualified stated interest. Generally, an interest payment on a note is qualified stated interest if it is one of a series of stated interest payments on a note that are unconditionally payable at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods) applied to the outstanding principal amount of the note. There are special rules for variable rate notes that we discuss in "Original Issue Discount — Variable Rate Notes".

 In general, your note is not a discount note if the amount by which its stated redemption price at maturity exceeds its issue price is less than 1/4 of 1 percent of its stated redemption price on the maturity date multiplied by the number of complete years to its maturity (the de minimis amount). Your note will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your note has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the note, unless you make the election described below under "Election to Treat All Interest as Original Issue Discount". You can determine the includible amount with respect to each payment by multiplying the total amount of your note's de minimis original issue discount by a fraction equal to the amount of the principal payment made divided by the stated principal amount of the note.

 Inclusion of Original Issue Discount in Income.    Generally, if your discount note matures more than one year from its date of issue, you must include original issue discount ("OID") in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your discount note. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount note for each day during the taxable year or portion of the taxable year that you own your discount note (accrued OID). You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount note and you may vary the length of each accrual period over the term of your discount note. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on your discount note must occur on either the first or final day of an accrual period.

 You can determine the amount of OID allocable to an accrual period by:

•
multiplying your discount note's adjusted issue price at the beginning of the accrual period by your note's yield to maturity; and then

•
subtracting from this figure the sum of the payments of qualified stated interest on your note allocable to the accrual period.

 You must determine the discount note's yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount note's adjusted issue price at the beginning of any accrual period by:

•
adding your discount note's issue price and any accrued OID for each prior accrual period; and then

•
subtracting any payments previously made on your discount note that were not qualified stated interest payments.

 If an interval between payments of qualified stated interest on your discount note contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

 The amount of OID allocable to the final accrual period is equal to the difference between:

•
the amount payable at maturity of your note (other than any payment of qualified stated interest); and

•
your note's adjusted issue price as of the beginning of the final accrual period.

 Acquisition Premium.    If you purchase your note for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your note after the purchase date but is greater than the amount of your note's adjusted issue price (as determined above under "Original Issue Discount — General"), the excess is acquisition premium. If you do not make the election described below under "Election to Treat All Interest as Original Issue Discount", then you must reduce the daily portions of OID by a fraction equal to:

•
the excess of your adjusted basis in the note immediately after purchase over the adjusted issue price of your note; divided by

•
the excess of the sum of all amounts payable, other than qualified stated interest, on your note after the purchase date over your note's adjusted issue price.

 Pre-Issuance Accrued Interest.    An election can be made to decrease the issue price of your note by the amount of pre-issuance accrued interest if:

•
a portion of the initial purchase price of your note is attributable to pre-issuance accrued interest;

•
the first stated interest payment on your note is to be made within one year of your note's issue date; and

•
the payment will equal or exceed the amount of pre-issuance accrued interest.

 If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your note.

 Notes Subject to Contingencies Including Optional Redemption.    Your note is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether that contingency relates to payments of interest or of principal. In that case, you must determine the yield and maturity of your note by assuming that the payments will be made according to the payment schedule most likely to occur if:

•
the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

•
one of the schedules is significantly more likely than not to occur.

 If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your note according to the general rules that govern contingent payment obligations. These rules will be discussed in the applicable pricing supplement.

 Notwithstanding the general rules for determining yield and maturity, if your note is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the note under an alternative payment schedule or schedules, then:

•
in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your note; and

•
in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your note.

 If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your note for the purposes of those calculations by using any date on which your note may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose according to the terms of your note as the principal amount payable at maturity.

 If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your note is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your note by treating your note as having been retired and reissued on the date of the change in circumstances for an amount equal to your note's adjusted issue price on that date.

 Election to Treat All Interest as Original Issue Discount.    You may elect to include in gross income all interest that accrues on your note using the constant-yield method described above under the heading "Original Issue Discount — Inclusion of Original Issue Discount in Income", with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under "Notes Purchased at a Premium") or acquisition premium.

 If you make this election for your note, then, when you apply the constant-yield method:

•
the issue price of your note will equal your cost;

•
the issue date of your note will be the date you acquired it; and

•
no payments on your note will be treated as payments of qualified stated interest.

 Generally, this election will apply only to the note for which you make it unless the note has amortizable bond premium or market discount. If the note has amortizable bond premium, you will be deemed to have elected to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you own as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount note, you will be treated as having made the election discussed below under "Original Issue Discount — Market Discount" to include market discount in income currently over the life of all debt instruments that you currently own or later acquire. You may not revoke any election to apply the constant-yield method to all interest on a note or the deemed elections with respect to amortizable bond premium or market discount notes without the consent of the Internal Revenue Service.

 Variable Rate Notes.    Your note will be a variable rate note if:

•
your note's issue price does not exceed the total noncontingent principal payments by more than the lesser of:
– .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date; or
– 15 percent of the total noncontingent principal payments; and

•
your note provides for stated interest (compounded or paid at least annually) only at:
– one or more qualified floating rates;
– a single fixed rate and one or more qualified floating rates;
– a single objective rate; or
– a single fixed rate and a single objective rate that is a qualified inverse floating rate.

 Your note will have a variable rate that is a qualified floating rate if:

•
variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your note is denominated; or

•
the rate is equal to that rate multiplied by either:
– a fixed multiple that is greater than 0.65 but not more than 1.35; or
– a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

  the value of the rate on any date during the term of your note is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

 If your note provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the note, the qualified floating rates together constitute a single qualified floating rate.

 Your note will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless those restrictions are fixed throughout the term of the note or are not reasonably expected to significantly affect the yield on the note.

 Your note will have a variable rate that is a single objective rate if:

•
the rate is not a qualified floating rate;

•
the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

•
the value of the rate on any date during the term of your note is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

 Your note will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of your note's term.

 An objective rate as described above is a qualified inverse floating rate if:

•
the rate is equal to a fixed rate minus a qualified floating rate; and

•
the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

 Your note will also have a single qualified floating rate or an objective rate if interest on your note is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•
the fixed rate and the qualified floating rate or objective rate have values on the issue date of the note that do not differ by more than 0.25 percentage points; or

•
the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

 Commercial Paper Rate notes, CMT Rate notes, Prime Rate notes, LIBOR notes, EURIBOR notes, Treasury Rate notes, CD Rate notes, and Federal Funds Rate notes generally will be treated as variable rate notes under these rules.

 In general, if your variable rate note provides for stated interest at a single qualified floating rate or objective rate (or one of those rates after a single fixed rate for an initial period), all stated interest on your note is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, in the case of any other objective rate, a fixed rate that reflects the yield reasonably expected for your note.

 If your variable rate note does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate, other than at a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your note by:

•
determining a fixed rate substitute for each variable rate provided under your variable rate note;

•
constructing the equivalent fixed rate debt instrument (using the fixed rate substitute described above);

•
determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

•
adjusting for actual variable rates during the applicable accrual period.

 When you determine the fixed rate substitute for each variable rate provided under the variable rate note, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your note.

 If your variable rate note provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate, other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate note will be treated, for purposes of the first three steps of the determination, as if your note had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate note as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

 Short-Term Notes.    In general, if you are an individual or other cash basis United States holder of a short-term note, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although, you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term notes on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term note will be ordinary income to the extent of the OID accrued on a straight-line basis, unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term notes, you will be required to defer deductions for interest on borrowings allocable to your short-term notes in an amount not exceeding the deferred income until the deferred income is realized.

 When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term note, including stated interest, in your short-term note's stated redemption price at maturity.

 Foreign Currency Discount Notes.    If your discount note is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount note in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described under "Payments of Interest". You may recognize ordinary income or loss when you receive an amount attributable to OID with respect to a payment of interest or the sale or retirement of your note.

Market Discount

 You will be treated as if you purchased your note, other than a short-term note, at a market discount and your note will be a market discount note if:

•
you purchase your note for less than its issue price (as determined above under "Original Issue Discount — General"); and

•
your note's stated redemption price on the maturity date or, in the case of a discount note, the note's revised issue price, exceeds the price you paid for your note by at least 1/4 of 1 percent of your note's stated redemption price on the maturity date or revised issue price, respectively, multiplied by the number of complete years to the note's maturity. To determine the revised issue price of your note for these purposes, you generally add any OID that has accrued on your note to its issue price.

 If your note's stated redemption price at maturity or, in the case of a discount note, its revised issue price, does not exceed the price you paid for the note by 1/4 of 1 percent multiplied by the number of complete years to the note's maturity, the excess constitutes de minimis market discount, and the rules that we discuss below are not applicable to you.

 If you recognize gain on the maturity or disposition of your market discount note, you must treat it as ordinary income to the extent of the accrued market discount on your note. Alternatively, you may elect to include market discount in income currently over the life of your note. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service.

 If you own a market discount note and do not elect to include market discount in income currently, you will generally be required to defer deductions for interest on borrowings allocable to your note in an amount not exceeding the accrued market discount on your note until the maturity or disposition of your note.

 You will accrue market discount on your market discount note on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you elect to accrue market discount using a constant-yield method, it will apply only to the note with respect to which it is made and you may not revoke it.

Notes Purchased at a Premium

 If you purchase your note for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your note by the amount of amortizable bond premium allocable to that year, based on your note's yield to maturity. If your note is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your note is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments (other than debt instruments, the interest on which is excludible from gross income) that you own at the beginning of the first taxable year to which the election applies, and to all debt instruments that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also "Original Issue

Discount — Election to Treat All Interest as Original Issue Discount".

Purchase, Sale and Retirement of the Notes

 Your tax basis in your note will generally be the U.S. dollar cost, as defined below, of your note, adjusted by:

•
adding any OID or market discount, de minimis original issue discount and de minimis market discount previously included in income with respect to your note; and then

•
subtracting any payments on your note that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your note.

 If you purchase your note with foreign currency, the U.S. dollar cost of your note will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your note is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your note will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

 You will generally recognize gain or loss on the sale or retirement of your note equal to the difference between the amount you realize on the sale or retirement and your tax basis in your note. If your note is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on the date the note is disposed of or retired, except that in the case of a note that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the foreign currency on the settlement date of the sale.

 You will recognize capital gain or loss when you sell or retire your note, except to the extent:

•
described above under "Original Issue Discount — Short-Term Notes" or "Market Discount";

•
attributable to accrued but unpaid interest;

•
the rules governing contingent payment obligations apply; or

•
attributable to changes in exchange rates as described below.

 Capital gain of a noncorporate United States holder that is recognized in taxable years beginning before January 1, 2009 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year.

 You must treat any portion of the gain or loss that you recognize on the sale or retirement of a note as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

 If you receive foreign currency as interest on your note or on the sale or retirement of your note, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase notes or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Indexed Notes

 The applicable pricing supplement will discuss any special United States federal income tax rules with respect to notes the payments on which are determined by reference to any index and other notes that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate notes.

Backup Withholding and Information Reporting

 In general, if you are a noncorporate United States holder, Québec and other payors are required to report to the Internal Revenue Service all payments of principal, any premium and interest on your note, and the accrual of OID on a discount note. In addition, Québec and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your note before the maturity date within the United States. Additionally, backup withholding will apply to any payments, including payments of OID, if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

CANADIAN TAX CONSIDERATIONS

 This section supplements the section entitled "Description of the Securities — Canadian Taxes on Debt Securities" in the prospectus. This discussion is not exhaustive of all considerations relating to the acquisition, holding or disposition of the notes. You should consult with your own tax advisor concerning the application of Canadian federal and provincial income tax laws to your particular situation.

 Under Canadian income tax legislation in effect at the date of this prospectus supplement, we are not required to withhold tax from interest or principal we pay or credit in respect of notes to any non-resident of Canada unless all or any part of the interest or of any amount deemed by the Income Tax Act (Canada) (the "Act") to be interest payable on the notes is contingent or dependent upon the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class of shares of a corporation.

 Interest or amounts deemed by the Act to be interest payable on notes and so contingent or dependent will nevertheless be exempt from withholding tax if the notes are prescribed obligations for these purposes under the Act.

 Under the Act, an obligation is a prescribed obligation if:

•
it is an "indexed debt obligation" within the meaning of the Act; and

•
no amount payable in respect thereof other than an amount determined by reference to a change in the purchasing power of money is contingent or dependent upon or computed by reference to any of the criteria mentioned in the first sentence of this paragraph.

PLAN OF DISTRIBUTION

 Under the terms of an amended and restated distribution agreement, dated December 11, 2003, among us and the Agents, we are offering the notes on a continuous basis through the Agents, who have agreed to use their reasonable efforts to solicit offers to purchase the notes.

 Depending on maturity, we will pay each Agent a commission from .125% to .650% of the principal amount of any note sold through the Agent as agreed upon at the time of the acceptance of an offer. The commission scale applies to notes that mature between nine months and 30 years, inclusive, from their issue date. We and the relevant Agent will determine the commission applicable to the sale of any note that matures more than 30 years from its issue date at the time of the sale and disclose it in the applicable pricing supplement.

 We may also sell notes to any Agent, acting as principal, at a price equal to 100% of its principal amount less a discount to be agreed upon at the time of sale but which shall not exceed the maximum commission applicable to an agency sale of a note of identical stated maturity.

 The Agent may offer the notes it has purchased as principal to other dealers at a discount. The discount allowed to any dealer will not be in excess of the discount to be received by the Agent from us.

 The notes may also be resold by the Agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions, at varying prices related to prevailing market prices at the time of resale, to be determined by the Agent or, if so agreed, at a fixed public offering price.

 After the initial public offering of notes to be resold to investors and other purchasers, the public offering price, in the case of notes to be resold at a fixed public offering price, the concession and discount may be changed.

 We have agreed to reimburse the Agents for some expenses.

 We have reserved the right to accept, but not solicit, offers to purchase notes through additional dealers on substantially the same terms and conditions, including commission rates, as would apply to purchases of the notes to or through the Agents under the distribution agreement. The applicable pricing supplement will name the additional dealers.

 We may also sell the notes directly to purchasers in those jurisdictions in which it is permitted to do so. No commission will be payable to the Agents on notes we sell directly.

 We will have the sole right to accept offers to purchase notes and may reject any proposed purchase of notes in whole or in part. Each Agent will have the right, in its discretion, reasonably exercised, to reject any offer to purchase notes received by it, in whole or in part.

 In connection with the offering of the notes, the Agents may purchase and sell the notes in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the Agents in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the notes. Short positions created by the Agents involve the sale by the Agents of a greater aggregate principal amount of notes than they are required to purchase from us in the offering. The Agents also may impose a penalty bid, whereby they may reclaim selling concessions allowed to broker-dealers in respect of the notes sold in the offering if the notes are repurchased by the Agents in stabilizing or covering transactions.

 These activities may stabilize, maintain or otherwise affect the market price of the notes, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

 The Agents may from time to time purchase and sell notes in the secondary market but are not obligated to do so.

 Each Agent may be deemed to be an "underwriter" within the meaning of the Securities Act.

 We have agreed to indemnify the Agents against some civil liabilities, including liabilities under the Securities Act, or to contribute to payments that the Agents may be required to make in that respect.

 The notes will not be listed on any securities exchange, and there can be no assurance as to the existence or liquidity of a secondary market for the notes.

 In addition to offering notes through the Agents as described in this prospectus supplement, we may, concurrently with the offering of the notes, offer Debt Securities which are medium-term notes and which may have terms substantially similar to the terms of the notes.

VALIDITY OF THE NOTES

 Bélanger Sauvé L.L.P., Montréal, Québec, will pass upon the validity of the notes and all other matters of Canadian and Québec law and procedure on our behalf and that of Québec.

 Ogilvy Renault LLP, Montréal, Québec, will pass upon the validity of the notes and all other matters of Canadian and Québec law and procedure for the Agents.

 Sullivan & Cromwell LLP, New York, New York, will pass upon the validity of the notes as to matters of New York law for the Agents. Sullivan & Cromwell LLP will rely as to all matters of Canadian and Québec law on the opinions of Bélanger Sauvé L.L.P. and Ogilvy Renault LLP.

 The opinions of Bélanger Sauvé L.L.P., Ogilvy Renault LLP and Sullivan & Cromwell LLP will be conditional upon, and subject to, some assumptions regarding:

•
future action required to be taken by us and the fiscal agent in connection with the issuance and sale of any particular note;

•
the specific terms of the notes; and

•
other matters which may affect the validity of the notes but which cannot be ascertained on the date of those opinions.

 Bélanger Sauvé L.L.P., Ogilvy Renault LLP and Sullivan & Cromwell LLP have, from time to time, rendered legal services to us not connected with the offering of the notes.

U.S.$3,000,000,000
Québec
Medium-Term Notes, Series A Due Nine Months or More from Date of Issue

PROSPECTUS SUPPLEMENT

Merrill Lynch & Co.
Credit Suisse First Boston
Citigroup
JPMorgan

PROSPECTUS

U.S. $3,500,000,000
Debt Securities
Warrants

This prospectus contains summaries of the general terms of these securities. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to make offers or sales of securities or warrants unless accompanied by a supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 9, 2005.

Please note that in this prospectus, references to "we", "our" and "us" refer to Québec.

WHERE YOU CAN FIND MORE INFORMATION

 We file annual reports, amendments to annual reports and other information with the U.S. Securities and Exchange Commission ("SEC"). These reports include financial information about us and may be accompanied with exhibits.

 You may read and copy any document we file with the SEC at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement and the exhibits and schedules to the registration statement are also available through the SEC's website at http://www.sec.gov.

 You may also obtain copies of these documents at prescribed rates from the Public Reference Section of the SEC at its Washington address or, without charge, from us or the other sources listed below.

 The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring to those documents. We incorporate by reference the documents listed below:

  •
  our Annual Report on Form 18-K for the year ended March 31, 2004; and

  •
  all amendments to our Annual Report on Form 18K/A for the year ended March 31, 2004 filed prior to the date of this prospectus.

 We also incorporate by reference all our future annual reports and all amendments to annual reports, and any other information we file with the SEC pursuant to Sections 13(a) and 13(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), until we sell all of the Securities. Each time we file a document with the SEC that is incorporated by reference, the information in that document automatically updates the information contained in previously filed documents.

 You may request a free copy of the annual reports, amendments to annual reports and other information mentioned above by writing to the following addresses:

•	Québec
Ministère des Finances Direction de la documentation financière et du Fonds de financement 12 rue Saint-Louis Québec, Québec Canada G1R 5L3;
•	Credit Suisse First Boston LLC
Investment Banking Group Eleven Madison Avenue New York, New York 10011-3629; and
•	Merrill Lynch & Co.
Corporate Syndicate Department Merrill Lynch World Headquarters North Tower, Fifth Floor World Financial Center New York, New York 10281-1305.

 Telephone requests may be directed to:

•	Québec at (418) 643-8141;
•	Credit Suisse First Boston LLC at (212) 909-4811; and
•	Merrill Lynch & Co. at (212) 449-6500.

 You should rely only on the information incorporated by reference or contained in this prospectus or any supplement to this prospectus. We have not authorized anyone to provide you with different or additional information. We are not making an offer of these Securities in any state where the offer is not permitted by the law. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

FORWARD-LOOKING STATEMENTS

 This prospectus contains forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, which may change, and therefore you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events. Forward-looking statements involve inherent risks and uncertainties. We caution you that actual results may differ materially from those contained in any forward-looking statements.

QUÉBEC

 The information set forth below is not complete and is qualified by the more detailed information contained in Québec's Annual Report on Form 18-K for the fiscal year ended March 31, 2004, and the other documents incorporated by reference in this prospectus.

 Québec is the largest by area of the ten provinces in Canada (1,541,000 square kilometers or 594,860 square miles, representing 15.4% of the geographical area of Canada) and the second largest by population (7.6 million, representing 23.6% of the population of Canada, as of January 2005).

 Québec has a modern, developed economy, in which the service sector contributed 70.7%, the manufacturing industry 21.0%, the construction industry 5.6% and the primary sector 2.7% of real GDP at basic 1997 prices in 2004. The leading manufacturing industries in Québec are primary metal products (including aluminum smelting), food products, transportation equipment products (including aircraft and motor vehicles and associated parts), paper products, wood products, petroleum and coal products. Québec also has significant hydroelectric resources, generating approximately one-third of the electricity produced in Canada.

 Montréal and Ville de Québec, the capital of Québec, are the centers of economic activity. Montréal is one of the main industrial, commercial and financial centers of North America and is Canada's second largest urban area as measured by population. Montréal is also Canada's largest port, situated on the St. Lawrence River, which provides access to both the Atlantic Ocean and the inland navigation system of the Great Lakes.

 French is the official language of Québec and is spoken by approximately 95% of its population.

USE OF PROCEEDS

 Unless otherwise specified in the prospectus supplement applicable to the Securities you are purchasing, which we refer to as the "prospectus supplement", we will:

  •
  add the net proceeds we receive from the sale of the Securities to the Consolidated Revenue Fund of Québec to be used for general purposes; or

  •
  partially or entirely credit such proceeds to the Financing Fund of Québec to be used for loans to public institutions or governmental enterprises and agencies.

DESCRIPTION OF THE SECURITIES

 We may at various times offer Debt Securities and, jointly or separately, Warrants to purchase Debt Securities (collectively, the "Securities") in distinct series. This section summarizes the material terms of the Securities which are common to all series. It does not, however, describe every aspect of the Securities. If the terms described in this section or in the prospectus supplement differ from the terms described in the Securities (the form of which will be filed with the SEC), you should rely on the terms described in the Securities.

Debt Securities

 The Debt Securities, when issued, will constitute valid, binding, unsecured and unconditional obligations of us. We pledge our full faith and credit for the payment and performance of the Debt Securities. The Debt Securities will rank equally among themselves and with all other debt securities issued by us and outstanding at the date of the issue of the Debt Securities or in the future. They will be payable as to principal, premium, if any, and interest in lawful money of the United States of America or in any other currency or currencies specified in the prospectus supplement. Debt Securities will be payable in The City of New York at the offices of Citibank, N.A., or in any other place specified in the prospectus supplement.

Information Specified in the Prospectus Supplement

 The prospectus supplement will specify the following terms:

  •
  the terms of the Debt Securities, including, where applicable:

  •
  the designation

  •
  aggregate principal amount

  •
  maturity

  •
  rate or rates of any interest

  •
  any interest payment dates

  •
  currency or currencies of denomination and payment

  •
  any index, price or formula to be used for determining the amount of any payment of principal, premium, if any, or interest

  •
  denominations

  •
  any terms relating to the holding and transfer of Debt Securities

  •
  any terms for redemption, exchange, repurchase or sinking funds

  •
  the names of and principal amounts to be purchased by any underwriters

  •
  the purchase price

  •
  any underwriting discounts and commissions

  •
  any other terms of the plan of distribution.

Form, Exchange and Transfer

 Unless otherwise specified in the prospectus supplement, the Debt Securities will be in fully registered form only in specified denominations.

 You may exchange your Debt Securities for other authorized denominations of the same series of equal aggregate principal amount. You may transfer and exchange your Debt Securities, free of charge, subject to any restrictions set forth in the prospectus supplement. Unless otherwise specified in the prospectus supplement, Citibank, N.A., which acts as fiscal agent and paying agent, will keep a register for the registration and transfer of Debt Securities.

Sinking Funds

 If the prospectus supplement so indicates, we will agree, so long as any Debt Securities of a particular series are outstanding, to set aside as a sinking fund for those Debt Securities on the dates set forth in the prospectus supplement, the Canadian dollar equivalent of the percentage of the principal amount of those Debt Securities indicated in the prospectus supplement. The funds so set aside will be invested in those Debt Securities, in direct or guaranteed obligations of Québec or in direct obligations of the Government of Canada, bonds of any municipality or school corporation in Québec, bonds issued by institutions which are fully subsidized by the Governement du Québec or in other securities as may be determined by the Ministère des Finances.

 The Debt Securities offered by this prospectus may include outstanding Debt Securities which are held in our sinking fund and are being resold by us or by government enterprises and agencies of Québec.

 The Debt Securities may be debentures denominated and payable in Canadian dollars which are offered and sold in Canada ("Domestic Debentures"). The prospectus supplement relating to Domestic Debentures will contain a description of the terms of such Domestic Debentures, which will be governed by, and construed in accordance with, the laws of Québec and the laws of Canada applicable therein.

Redemption

 The prospectus supplement will indicate if the Debt Securities may be redeemed prior to their stated maturity.

Original Issue Discount Securities

 Debt Securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. We will describe in any prospectus supplement relating to original issue discount securities any special U.S. Federal income tax and other considerations applicable to those Debt Securities.

Governing Law

 Unless otherwise indicated in the prospectus supplement, the Debt Securities will be governed by the laws of Québec and the laws of Canada applicable therein.

Place of Delivery

 Unless otherwise indicated in the prospectus supplement, the Debt Securities will be delivered in The City of New York.

Modifications

 Unless otherwise indicated in the prospectus supplement, the fiscal agency agreement and the Debt Securities may be amended by us and the fiscal agent without notice to or the consent of the holder of any Debt Security if the amendment:

  •
  cures an ambiguity;

  •
  cures, corrects or supplements any defective provisions contained in the fiscal agency agreement or in the Debt Securities; or

  •
  is considered by us acting on the advice of independent counsel, necessary or desirable and not inconsistent with the fiscal agency agreement or the Debt Securities, and will not, in our reasonable opinion (with the fiscal agent receiving an opinion of counsel satisfactory to it), adversely affect the interests of the holders of Debt Securities.

 However, no modification to any Debt Security may, without the consent of the holder of that Debt Security:

  •
  change the stated maturity or interest payment date of that Debt Security;

  •
  reduce the principal amount of or the rate of interest on that Debt Security;

  •
  change the currency of payment of that Debt Security;

  •
  impair the right to institute suit for the enforcement of any payment on that Debt Security or the guarantee;

  •
  reduce the percentage of holders of Debt Securities necessary to modify or amend the fiscal agency agreement or the terms and conditions of that Debt Security; or

  •
  reduce the percentage of outstanding Debt Securities necessary to waive any future compliance or past default.

Book-Entry System

 Unless otherwise specified in the prospectus supplement, the Debt Securities you purchase will be issued in the form of one or more fully registered global securities (each, a "Global Security"). Global Securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC") or any other depositary or depositaries identified in the prospectus supplement. These depositaries may include The Canadian Depository for Securities Limited, the Euroclear System or Clearstream Banking, société anonyme. A Global Security will be registered in the name of the relevant depositary or its nominee.

 Except as described below, a Global Security may be transferred, in whole or in part, only to the relevant depositary or its nominee.

 Upon the issuance of a Global Security, we expect that the relevant depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by that Global Security to the accounts of institutions that have accounts with the depositary ("Participants"). The accounts to be credited will be designated by the underwriters, dealers or agents, or by us, in the case of Debt Securities that we sell directly. Ownership of beneficial interests in that Global Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in that Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the relevant depositary (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons other than Participants). Owners of beneficial interests in a Global Security may incur fees for the maintenance and operation of the book-entry system where that Global Security is held with DTC. The laws of some states require that some purchasers of securities take physical delivery of those securities in definitive form. Those laws may impair the ability to transfer beneficial interests in a Global Security.

 Any payment of principal, premium or interest due on the Debt Securities on any interest payment date or at maturity will be made available by us to Citibank, N.A., as paying agent, or any other paying agent identified in the prospectus supplement, on that date. The paying agent will make those payments to the relevant depositary in accordance with existing arrangements between the paying agent and that depositary. We expect that the depositary, upon receipt of any payment of principal, premium or interest, will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security as shown on the records of the depositary. We also expect that payments by Participants to owners of beneficial interests in the Global Security held through those Participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of those Participants. Neither we nor the paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

 So long as a depositary (or its nominee) is the registered owner of a Global Security, that depositary (or nominee) will be considered the sole owner and holder of the Debt Securities represented by that Global Security for all purposes of the Debt Securities. Except as provided below, or as may be specified in the prospectus supplement, owners of beneficial interests in a Global Security will not be entitled to have the Debt Securities represented by that Global Security registered in their names, will not be entitled to receive physical delivery of certificated Debt Securities in definitive form upon exchange or otherwise and will not be considered the owners or holders of any Debt Securities represented by a Global Security. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the relevant depositary and, if that person is not a Participant, on the procedures of the Participant through which that person holds its interest, to exercise any rights of a holder of Debt Securities. We understand that, under existing industry practice, if an owner of a beneficial interest in a Global Security desires to take any action the relevant depositary (or nominee) as the holder of that Global Security is entitled to take, the depositary would authorize the Participants to take that action, and the Participants would authorize beneficial owners owning through those Participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

 Except as otherwise set forth in the prospectus supplement, a Global Security may not be transferred except as a whole by the relevant depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or any other nominee of the depositary, or by the depositary or the nominee to another depositary or its nominee or to a successor of the depositary or a nominee of the successor. Debt Securities represented by a Global Security are exchangeable for certificated debt securities of like tenor and of an equal aggregate principal amount in denominations of U.S.$1,000 (or other minimum denomination specified in the prospectus supplement) and integral multiples of U.S.$1,000 only if:

  •
  the relevant depositary notifies us that it is unwilling or unable to continue as depositary for the Global Security, or if at any time the depositary ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be so registered, and we do not appoint a successor depositary within 90 days after receiving that notice or becoming aware that the depositary is no longer so registered;

  •
  we notify the fiscal agent that all the Debt Securities represented by a Global Security are to be exchanged for certificated debt securities;

  •
  upon request by one or more owners of beneficial interests in a Global Security after an event of default entitling the holders to accelerate the maturity of the related Debt Securities has occurred and is continuing; or

  •
  in other events as may be specified in the prospectus supplement.

 Any Debt Security that is exchangeable pursuant to the preceding sentence is to be exchanged for certificated debt securities registered in the names that the relevant depositary shall direct. Certificated debt securities may be presented for registration of transfer or exchange at the office of the paying agent in The City of New York or any other place specified in the prospectus supplement, and principal, premium, if any, and interest will be payable at that office of the paying agent, provided that interest may be paid by check mailed to the registered holders of the Debt Securities to their addresses appearing in the security register.

 DTC has advised us as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its Participants and to facilitate the clearance and settlement of securities transactions, like transfers and pledges, among its Participants in those securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. DTC's Participants include securities brokers and dealers, banks, trust companies, clearing corporations and other types of organizations, some of whom (and/or their representatives) own DTC. Access to the DTC book-entry system is also available to others that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. DTC agrees with and represents to its Participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law. The rules applicable to DTC and its Participants are on file with the SEC.

 If depositaries other than DTC are appointed, additional information with respect to those depositaries will be set forth in the prospectus supplement.

Canadian Taxes on Debt Securities

 In the opinion of our counsel, Bélanger Sauvé, l.l.p., and of Ogilvy Renault LLP, Canadian counsel for the underwriters or agents, if any, there are no withholding taxes payable under the laws of Canada or of Québec with respect to any Debt Securities or premium, if any, or interest thereon except in the circumstances set forth below. Under the Income Tax Act (Canada) (the "Act"), if any part of the interest (including amounts deemed interest under the Act) payable on the Debt Securities is:

  •
  contingent or dependent upon the use of or production from property in Canada;

  •
  computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion; or

  •
  computed by reference to dividends paid or payable to shareholders of any class of shares of a corporation;

then interest payable on the Debt Securities will not be exempt from withholding taxes unless the Debt Securities are "prescribed obligations" for those purposes. A prescribed obligation is a debt obligation the terms of which provide for an adjustment to the amount payable under the obligation that is determined by reference to a change in the purchasing power of money, and on which no amount payable, other than that adjustment, is contingent or dependent upon or computed by reference to any of the criteria listed above.

 There are no other taxes on income or capital gains payable under the laws of Canada or of Québec in respect of any Debt Securities or premium, if any, or interest thereon by an owner who is not, nor is deemed to be, a resident of Canada and who does not use or hold, and is not deemed to use or hold, any Debt Securities in or in the course of carrying on a business in Canada and is not an insurer carrying on an insurance business in Canada and elsewhere and is not an authorized foreign bank carrying on a bank business in Canada within the meaning of the Act.

 There are no estate taxes or succession duties imposed by Canada or Québec in respect of any Debt Securities or premium, if any, or interest thereon.

Warrants

 We may issue, together with any Debt Securities offered by a prospectus supplement or separately, Warrants for the purchase of other Debt Securities. The Warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to a particular issue of Warrants. That prospectus supplement will set forth:

  •
  the terms of the Debt Securities purchasable upon exercise of the Warrants;

  •
  the principal amount of Debt Securities purchasable upon exercise of one Warrant, the exercise price and the procedures for, and conditions to, exercise for purchasing those Debt Securities;

  •
  the dates on which the right to exercise the Warrants will commence and expire;

  •
  the date, if any, on and after which the Warrants and the related Debt Securities will be separately transferable; and

  •
  whether the Warrants represented by Warrant certificates will be issued in registered or bearer form, and if registered, where they may be transferred and registered.

 Unless otherwise indicated in the prospectus supplement, the Warrants will be governed by the laws of Québec and the laws of Canada applicable therein. Unless otherwise indicated in the prospectus supplement, the Warrants will be delivered in The City of New York.

JURISDICTION

 We will appoint the Delegate General of Québec in New York, One Rockefeller Plaza, 26th Floor, New York, N.Y. 10020-2102, as our authorized agent upon whom process may be served in any action based on the Securities which may be instituted in any State or Federal court in The City of New York by the holder of any Security, and will expressly waive any immunity to service of process regarding any action to which the Delegate General of Québec might otherwise be entitled. This appointment will be irrevocable until all amounts in respect of the Securities have been paid, except that, if for any reason the designated agent ceases to be able to act as the authorized agent or no longer has an address in The City of New York, we will appoint another person or persons in The City of New York as our authorized agent. We will expressly accept the non-exclusive jurisdiction of any court and will irrevocably waive, to the fullest extent permitted by applicable law, any immunity from the jurisdiction of any court to which it might otherwise be entitled in any action based upon the Securities.

 We may be sued in the courts of Québec, and no applicable law requires the consent of any public official or authority for proceedings to be brought or judgment to be obtained against us arising out of or relating to obligations under the Securities. In addition, no immunity from suit is available to us in any action in those courts, irrespective of whether a party to the action or the holder of Securities is or is not resident within Québec or is or is not a citizen of Canada.

 Although any judgment obtained in an action brought in the courts of Québec against us may not be enforced by execution, applicable statutes provide that whenever Québec is condemned by a judgment that has become definitive to pay a sum of money, the Ministre des Finances, after having received a certified copy of the judgment, shall pay the amount due out of the money at his or her disposal for that purpose or, failing that, out of the Consolidated Revenue Fund of Québec.

PLAN OF DISTRIBUTION

 We may sell Securities to or through underwriters, and also may sell Securities directly to other purchasers or through agents.

 The distribution of the Securities may be effected from time to time in one or more transactions at:

  •
  a fixed price or prices, which may be changed;

  •
  prices related to prevailing market prices; or

  •
  negotiated prices.

 The distribution may be effected in the United States and/or in any one or more other jurisdictions where permitted by law, as specified in the prospectus supplement.

 In connection with the sale of Securities, underwriters or agents may receive compensation from us or from purchasers of Securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters, dealers and agents who participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act"). The prospectus supplement will identify these underwriters or agents, and will describe the compensation received from us.

 Under agreements which we may enter into, dealers and agents who participate in the distribution of Securities may be entitled, and we have agreed that underwriters, if any, will be entitled, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

 The prospectus supplement relating to Domestic Debentures will contain a description of the plan of distribution of those Domestic Debentures.

DEBT RECORD

 Québec has paid the full face amount of the principal of and premium, if any, and interest on

(a) every debt security issued or assumed by it, and (b) every indirect debt security on which it has been required to implement its guarantees, all promptly when due in the currency and in the country where payable, subject to any applicable laws and regulations forbidding trading with the enemy during wartime.

AUTHORIZED AGENT

 Our authorized agent in the United States is the Delegate General of Québec in New York, One Rockefeller Plaza, 26th Floor, New York, New York 10020-2102.

VALIDITY OF THE SECURITIES

 Bélanger Sauvé, l.l.p., Montréal, Québec, will pass upon the validity of the Securities and all other matters of Canadian and Québec law and procedure on our behalf and that of Québec. The validity of the Securities and all other matters of Canadian and Québec law and procedure will be passed upon for the underwriters or agents, if any, by Ogilvy Renault LLP, Montréal, Québec. The validity of the Securities will be passed upon as to matters of New York law for the underwriters or agents, if any, by Sullivan & Cromwell LLP, New York, New York, who will rely as to all matters of Canadian and Québec law on the opinions of the aforementioned two firms.

 Ogilvy Renault LLP and Sullivan & Cromwell LLP have, from time to time, rendered legal services to us not connected with the offering of the Securities.

OFFICIAL STATEMENTS

 The information set forth or incorporated by reference herein, except for the information appearing under "Plan of Distribution", was supplied by the Ministre des Finances du Québec, in its official capacity, duly authorized therefor.

(This page has been intentionally left blank.)

QuickLinks

TABLE OF CONTENTS
INTRODUCTORY STATEMENT
RISK FACTORS
DESCRIPTION OF THE NOTES
SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES
DISCUSSION OF UNITED STATES TAX CONSEQUENCES
CANADIAN TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
VALIDITY OF THE NOTES
TABLE OF CONTENTS OF PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING STATEMENTS
QUÉBEC
USE OF PROCEEDS
DESCRIPTION OF THE SECURITIES
JURISDICTION
PLAN OF DISTRIBUTION
DEBT RECORD
AUTHORIZED AGENT
VALIDITY OF THE SECURITIES
OFFICIAL STATEMENTS